Exhibit 10.11

YOUR COMMUNITY BANKSHARES, INC.

RESTRICTED STOCK UNITS AGREEMENT

THIS RESTRICTED STOCK UNITS AGREEMENT (the “Agreement”) is made as of the      day of         , 20   by and between                (the “Recipient”) and Your Community Bankshares, Inc. (the “Company”), an Indiana corporation with its principal place of business at 101 West Spring Street, New Albany, Indiana 47150.

WITNESSETH:

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) has authorized and directed the Company to make an award to the Recipient of units entitling the Recipient to receive shares of the Company’s $.10 par value per share common stock (“Common Stock”) under the terms and conditions set forth in this Agreement and pursuant to the Company’s 2015 Stock Award Plan (the “Plan”); and

WHEREAS, the parties desire to enter into this Agreement to set forth the terms and conditions of such award.

NOW, THEREFORE, in consideration of the foregoing and the mutual undertakings herein contained, and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Grant of Units.  Subject to the further terms, conditions and restrictions contained in this Agreement, in consideration for services to be performed by the Recipient as an employee of the Company and/or one of its subsidiaries, as of the date of this Agreement, the Company grants to the Recipient          restricted stock units (“Units”) having the characteristics, and entitling the Recipient to the benefits, hereinafter described.  Each Unit represents an unfunded contractual right of the Recipient to receive from the Company one share of the Company’s Common Stock under the vesting schedule set forth herein, subject to the other terms and conditions of this Agreement.  As long as the Units remain unvested and forfeitable per this Agreement, such Units shall be deemed to be, and are referred to in this Agreement as, the “Restricted Units” or “Units.”

2.                                      Right to Receive Common Stock.  The Recipient shall have no rights of a shareholder with respect to the Company’s Common Stock as a result of the Units.  The Recipient shall not be a shareholder unless and until the Recipient receives a certificate for shares of Common Stock to which the Recipient becomes entitled hereunder.  Upon the vesting of the Restricted Units in accordance with Section 5 hereof the Recipient (or the Recipient’s representative as the case may be) shall be entitled to receive one share of Common Stock for each Unit granted hereunder which is not a Restricted Unit and which has not previously been forfeited pursuant to Section 4.  At the time the Recipient receives a share of Common Stock, and for each such share of Common Stock received by the Recipient, the Recipient shall also receive a cash payment from the Company equal to each cash dividend declared and paid by the Company on a single share of Common Stock from and after the date on which the Unit which entitles the Recipient to such share of Common Stock became non-forfeitable under Section 5 hereof.

3.                                      Adjustments in Restricted Units.

(a)                                 In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution (or distribution on Common Stock of any security convertible into securities of the Company), recapitalization, merger, consolidation, split-up, combination, subdivision, reclassification, exchange of shares or the like, which change does not occur in connection with the Company’s acquisition of another entity, the Compensation Committee shall make equitable adjustments in the Restricted Units so that the shares represent the same percentage of the Company’s equity as was the case immediately prior to such change.  Any new, additional or different securities to which the Recipient shall be entitled in respect of Restricted Units by reason of such adjustment shall be subject to the same terms, conditions, and restrictions as the Units so adjusted.

(b)                                 In the event the Company merges or consolidates with another entity, or all or a substantial portion of the Company’s assets or outstanding capital stock are acquired (whether by merger, purchase or otherwise) by another entity (any such entity being hereafter referred to as the “Successor”) each share of Company Common Stock represented by a Restricted Unit shall automatically be converted into and replaced by shares of common stock, or such other class of securities having rights and preferences no less favorable than Company Common Stock, of the Successor, and the number of shares represented by a Restricted Unit shall be correspondingly adjusted, so that Recipient shall have the right to that number of shares of common stock of the Successor that have a value equal, as of the date of the merger, conversion or acquisition, to the value, as of the date of the merger, conversion or acquisition, of the shares of Company Common Stock represented by the Restricted Units.

(c)                                  The Units, and all rights with respect to such Units, may not be sold, assigned, transferred, exchanged, pledged, hypothecated or otherwise encumbered or disposed of and shall be subject to the risk of forfeiture contained in Section 4 of this Agreement.

4.                                      Forfeiture of Restricted Units.  In the event the Recipient’s employment or service with Company or (as applicable) one of its subsidiaries is terminated due to the Recipient’s early retirement, normal retirement, for cause or by the Recipient’s resignation, such event shall constitute an “Event of Forfeiture” and all Units which at that time are Restricted Units shall thereupon be forfeited by the Recipient to the Company without payment of any consideration by the Company, and neither the Recipient nor any heir, personal representative, successor or assign of the Recipient shall have any right, title or interest in or to such Restricted Units or any other property.

5.                                      Vesting of Units.  Except as provided in Section 4 of this Agreement, or as provided in the second paragraph of this Section 5, the Restricted Units shall vest and become non-forfeitable as follows, and the Company shall deliver to the Recipient any shares of its Common Stock and/or dividends payable hereunder as soon as practicable after such vesting, but in no event more than two and one half months after the date of vesting:

•                  One-third of the Restricted Units granted hereunder shall vest on           , 20  ;

•                  One-third of the Restricted Units granted hereunder shall vest on            , 20  ; and

•                  The balance of the Restricted Units granted hereunder shall vest on             , 20  .

In the event of the Recipient’s death, disability or a Change in Control of the Company (as defined in Section 13 of the Plan attached hereto), then the Restricted Units shall vest and become non-forfeitable upon the date of the Recipient’s death, the date of the Recipient’s disability or the date of the Change in Control of the Company (as applicable); provided, however, that if the payment of Common Stock hereunder in connection with a Change in Control constitutes nonqualified deferred compensation pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and if the Recipient is a “specified employee” as that term is defined under Code Section 409A(a)(2)(B), the lump sum payment of Common Stock shall be made on the first business day of the seventh month following the date of  the Change in Control.

6.                                      Withholding Requirements.  Whenever the Recipient (or, upon the Recipient’s death, his estate) becomes entitled to receive Common Stock with respect to the Units pursuant to Section 2, the Company shall have the right to (i) withhold from sums due to the Recipient (or Recipient’s estate), (ii) require the Recipient (or Recipient’s estate) to remit to the Company or (iii) retain shares of Common Stock otherwise deliverable to the Recipient, in an amount sufficient to satisfy any Federal, state or local withholding tax requirements prior to making such payments or delivering any such shares to the Recipient (or Recipient’s estate).

7.                                      Effect Upon Employment/Service.  Nothing contained in this Agreement shall confer upon the Recipient the right to continue in the employment or service of the Company or any of its subsidiaries or affect any right that the Company or its subsidiaries may have to terminate the employment or service of the Recipient.

8.                                      Amendment.  This Agreement may not be amended, modified or supplemented except with the consent of the Committee and by a written instrument duly executed by the Recipient and the Company.

9.                                      Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their heirs, personal representatives, successors and assigns.  Recipient accepts the award of Units hereunder subject to all of the terms and conditions of this Agreement.  Recipient hereby agrees to accept as binding, conclusive and final all reasonable decisions and interpretations of the Committee upon any questions arising under this Agreement, including without limitation, the interpretation of any restrictions imposed upon the Units.

10.                               Notices.  Notices shall be deemed delivered if delivered personally or if sent by registered or certified mail to the Company at its principal place of business, as set forth above, and to Recipient at the address that most currently appears on the records of the Company.

11.                               Investment Representation.  If the shares of Common Stock to which the Recipient becomes entitled under this Agreement as a result of the Units are not registered under the Securities Act of 1933, as amended, pursuant to an effective registration statement, the Recipient, if the Committee shall reasonably deem it advisable, may be required to represent and agree in writing (i) that any shares of Common Stock acquired by the Recipient as a result of the Units under this Agreement will not be sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exemption from registration under such Act, and (ii) that the Recipient has acquired such shares for his own account and not with a view to the distribution thereof.

12.                               Compliance with Section 16(b).  This Agreement and the entitlement of the Recipient to receive any shares of Common Stock for the Units awarded hereunder is intended to comply with all applicable conditions of Rule 16(b)-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.  All transactions involving the Company’s recipient officers are subject to such conditions, regardless of whether the conditions are expressly set forth in this Agreement.  Any provision of this Agreement that is contrary to a condition of Rule 16b-3 shall not apply.

13.                               Compliance With Other Laws And Regulations.  The rights of the Recipient and the obligations of the Company under this Agreement shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.  The Company shall not be required to issue or deliver certificates for shares of Common Stock before [i] the listing of such shares on any stock exchange or over-the-counter market, such as NASDAQ, on which the Common Stock may then be listed or traded, and [ii] the completion of any registration or qualification of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable.  The Company agrees to use its best efforts to procure any such listing, registration or qualification.

14.                               Severability.  The invalidity or unenforceability of any provision of the Agreement shall not affect the validity or enforceability of the remaining provisions of the Agreement, and such invalid or unenforceable provision shall be stricken to the extent necessary to preserve the validity and enforceability of the Agreement, with the parties agreeing in such event to make all reasonable efforts to replace such invalid or unenforceable provision with a valid provision that will place the parties in approximately the same economic position as contemplated hereunder.

15.                               Governing Law; Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Indiana.  The Recipient consents to the exclusive jurisdiction of the courts of the State of Indiana and of the United States District Court for the Southern District of Indiana (New Albany Division) in connection with any action or proceeding arising out of or relating to this Agreement, any document or instrument delivered pursuant to or in connection with this Agreement, or any breach of this Agreement or any such document or instrument.

16.                               Entire Agreement.  This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof.

17.                               Stock Award Plan.  This Agreement and the Units granted hereunder are subject in all respects to the provisions of the Company’s Stock Award Plan, a copy of which is available on the Company’s Intranet.

18.                               Prospectus.  A copy of the Prospectus for the Plan is attached hereto as Exhibit “A”.

IN WITNESS WHEREOF, the Company and the Recipient have executed and delivered this Agreement as of the date first above written.

YOUR COMMUNITY BANKSHARES, INC. (“Company”)

By:

Title:

[Name of Recipient]
(“Recipient”)

Name: